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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in the Amendment No. 1 to the registration statement on Form S-3 (the "Registration Statement") of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. of our report dated June 19, 1997 included in the Current Report on Form 8-K dated June 26, 1997 of Brandywine Realty Trust and to all references to our firm and our report dated June 19, 1997 included in the Prospectus in the Registration Statement.


                                        /s/ Zelenkofske, Axelrod & Company, Ltd.
                                        ----------------------------------------
                                            Zelenkofske, Axelrod & Company, Ltd.

Jenkintown, Pennsylvania
July 14, 1998